EXHIBIT 99.1
                                  PRESS RELEASE

           FIRST MARINER REPORTS RECORD 3rd QUARTER PROFIT; ANNOUNCES
                              HEADQUARTERS PURCHASE

                3RD Quarter profits increase 12%; Loans grow 22%

Baltimore, MD (October 19, 2004) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced net income for the 3rd quarter of 2004 totaled $1.575 million ($.25 per diluted share), the highest third quarter profit in the Company's history, and an increase of 12% compared to the third quarter of 2003 net income of $1.402 million ($.23 per diluted share). For the nine month period ended September 30, 2004, net income totaled $4.255 million ($.67 per diluted share), an increase of 10% from $3.885 million ($.66 per diluted share) for the same period last year. The Company reported its total assets reached a record level, increasing 17% to $1.196 billion from last year's 3rd quarter.

The Company also announced that it has entered into a definitive agreement with Canton Crossing II LLC to purchase its headquarters building at 3301 Boston Street in the Canton area of Baltimore City for a purchase price of $20 million.

Financial Overview for the quarter

In commenting on the most recent quarter's performance, Edwin F. Hale, Sr., First Mariner's Chairman and Chief Executive Officer said, "We are very pleased with our results for the quarter, and continue to experience the benefits derived from diversifying our sources of revenue over the past several years. Our commercial and consumer lines of business continue to drive improvement in our overall earnings, while we continue to experience lower returns from our mortgage banking segment as mortgage refinance activity remains significantly reduced from last year. While loans increased by 22% compared to September 30, 2003, we were able to achieve significant reductions in non-performing and delinquent loans compared to last year. These accomplishments are important as they provide earnings momentum for the remainder of 2004, as we further focus on expanding our sourcing strategies for mortgage lending and improve the profitability of mortgage operations. "


     - Comparing September 30, 2004 balances to September 30, 2003, total assets grew to a record level of $1.196 billion, an increase of $175 million (+17%). Loans outstanding increased $123 million (+22%), fueled by growth in commercial loans of $78 million (+25%), bank consumer loans totaling $24 million (+39%), and Finance Maryland receivables which increased by $12 million (+68%). Residential construction and residential mortgage loans increased by $9 million (+6%). Total residential mortgage loan originations totaled $230 million for the third quarter of 2004, compared to $326 million for the same period of 2003. Total deposits increased by $69 million (+9%) as non-interest bearing checking accounts increased by $24 million (+19%), interest bearing checking accounts increased $15 million (+27%), savings accounts grew by $8 million (+14%), and Certificates of Deposit increased $26 million (+7%). Money market accounts decreased $3 million (-2%).

     - Net interest income for the 3rd quarter increased $2.563 million (+30%). Average earning assets increased $165.059 million (+18%), while the net interest margin increased to 4.08% for the 3rd quarter of 2004 compared to 3.72% for the 3rd quarter last year. The increase in the net interest margin is attributable to a higher mix of loans as a percentage of earning assets (average loans increased 19%), growth in higher yielding loans generated by consumer finance operations, and lower cost of deposits and borrowings.

     - The provision for loan losses totaled $692 thousand compared to $655 thousand in the same quarter last year. The allowance for loan losses increased to $9.300 million from $8.525 million at September 30, 2003, and totaled 1.37% of loans outstanding compared to 1.54% last year. Non-performing assets decreased to $1.881 million (.16% of total assets) compared to $6.430 million (.63% of total assets) last year.

     - Non-interest income decreased by $1.791 million or 27%. Excluding non-recurring securities gains, fee income decreased by $1.150 million or 20%. Gains on sales of mortgage loans and other mortgage banking revenue decreased $1.484 million (-59%) as refinance revenue peaked in the third quarter of 2003. Deposit service charges and ATM fees increased $114 thousand (+5%). Fees from sales of credit and other insurance products grew by $168 thousand, and income from Bank Owned Life Insurance grew by $100 thousand. Security Gains totaled $100 thousand compared to $741 thousand last year.

     - Non-interest expenses increased $3 thousand or 0%. Included in the 3rd quarter 2003 non-interest expenses was the write-off of unamortized trust preferred issuance costs ($945,000) and consulting fees relating to the attainment of tax incentives ($265,000). Excluding these items, expenses increased $1.213 million (+10%), reflecting higher salary and benefit costs, increased advertising expenses, and growth in commercial and consumer lending functions.

     - Income tax expense increased $559 thousand. Included in the 3rd quarter of 2003 was the recognition of $480 million of tax credits earned under the One Maryland Tax Credit and Job Creation program. Credits recognized in the third quarter of 2003 reflected benefits for all of 2002 and the first nine months of 2003. Third quarter 2004 taxes reflect tax credits earned under these programs of $23 thousand.

     - Stockholders' Equity increased by $7.771 million (+14%). Growth in stockholders' equity reflects the retention of earnings for the twelve months ($5.7 million), purchases of common stock through the exercise of options, warrants, and participation in employee stock purchase plans totaling $3.8 million. These increases were partially offset by a decrease in the market value of securities classified as available for sale of $1.3 million and common stock repurchased through the company's stock repurchase program of $478 thousand. Capital Ratios were as follows: Leverage Ratio = 7.2%; Tier 1 risk-based ratio = 9.7%; Total Capital Ratio = 13.8%. All capital ratios exceed levels to qualify for "Well Capitalized" status under current regulatory definitions.

Headquarters purchase

The Company's Board of Directors today approved to purchase the location of its current headquarters from Canton Crossing II, LLC. Edwin F. Hale, Sr., Chairman and CEO of First Mariner Bancorp is the sole member of Canton Crossing II, LLC.

Mr. Joseph A. Cicero, President of First Mariner Bancorp said "this purchase will benefit First Mariner in several ways. It will stabilize the Company's future occupancy cost with no significant financial impact over the next few years. The purchase will reduce the Company's occupancy cost from the rental rates anticipated to be in effect when its leases come up for renewal in the years 2011 and beyond. Additionally, ownership of the building will allow the Company to participate in the appreciation of real estate values in the Canton area of Baltimore City."

The purchase price was based on two independent appraisals performed on behalf of the Company, and the purchase was approved by the Company's Audit Committee and the independent members of the Board of Directors. The closing of the purchase is contingent upon the successful assumption of a $10 million loan on the property.


First Mariner Bancorp and its subsidiaries occupy approximately 54,800 square feet of office space and a 3,000 square foot retail banking branch. Approximately 21,200 square feet of space is leased to other office and retail tenants. The building consists of approximately 79,000 square feet of rentable space on approximately two acres of land at the corner of Clinton and Boston Street.

First Mariner Bancorp is a bank holding company with total assets of $1.196 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.155 billion) operates 24 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 15 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $30.8 million) is a consumer finance subsidiary that currently operates 13 branches in Baltimore, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland and three branches in Delaware. First Mariner Bancorp's common stock is traded on the Nasdaq National Market under the symbol "FMAR". First Mariner's web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

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In  addition   to   historical   information,   this  press   release   contains
forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans and expectations regarding efficiencies
resulting  from  new  programs  and  expansion   activities,   revenue   growth,
anticipated expenses, and other unknown outcomes. The Company's actual results could differ materially from management's expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company's business, successful implementation of the Company's branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Joseph A. Cicero - President/First Mariner Bancorp 410-558-4192


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

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
                                                                   For the three months ended September 30,
                                                                      2004           2003     $ Change      % Change
                                                              ------------------------------------------------------
Summary of Earnings:
 Net interest income                                            $   11,062       $    8,499     2,563            30%
 Provision for loan losses                                             692              655        37             6%
 Noninterest income                                                  4,723            6,514    (1,791)          -27%
 Noninterest expense                                                12,872           12,869         3             0%
 Income before income taxes                                          2,221            1,489       732            49%
 Income tax expense                                                    646               87       559           643%
 Net income                                                          1,575            1,402       173            12%

Profitability and Productivity:
 Return on average assets                                             0.54%            0.57%        -            -5%
 Return on average equity                                            10.23%           10.36%        -            -1%
 Net interest margin                                                  4.08%            3.72%        -            10%
 Net overhead ratio                                                   2.85%            2.89%        -            -1%
 Efficiency ratio                                                    82.07%           90.17%        -            -9%
 Mortgage loan production                                          230,420          326,445   (96,025)          -29%
 Average deposits per branch                                        35,323           33,780     1,543             5%

Per Share Data:
 Basic earnings per share                                       $     0.27       $     0.26      0.01             5%
 Diluted earnings per share                                     $     0.25       $     0.23      0.02             7%
 Book value per share                                           $    10.79       $    10.11      0.68             7%
 Number of shares outstanding                                    5,792,802        5,413,540   379,262             7%
 Average basic number of shares                                  5,772,195        5,409,073   363,122             7%
 Average diluted number of shares                                6,298,647        6,025,571   273,076             5%

Summary of Financial Condition:
 At Period End:
 Assets                                                        $ 1,196,289       $1,021,693   174,596             17%
 Investment Securities                                             334,354          168,851   165,503             98%
 Loans                                                             677,067          553,668   123,399             22%
 Deposits                                                          812,440          743,160    69,280              9%
 Borrowings and repurchase agreements                              268,184          149,911   118,273             79%
 Stockholders' equity                                               62,502           54,731     7,771             14%

 Average for the period:
 Assets                                                        $ 1,151,696       $  974,820   176,876             18%
 Investment Securities                                             337,035          143,762   193,273            134%
 Loans                                                             655,996          553,361   102,635             19%
 Deposits                                                          799,205          746,704    52,501              7%
 Borrowings                                                        287,359          170,997   116,362             68%
 Stockholders' equity                                               61,274           53,681     7,593             14%


Capital Ratios:
 Leverage                                                              7.2%             7.3%        -             -1%
 Tier 1 Capital to risk weighted assets                                9.7%            10.1%        -             -4%

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


 Total Capital to risk weighted assets                                13.8%            18.4%        -            -25%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                                                        412              336        76             23%
 Non-performing assets                                               1,881            6,430    (4,549)           -71%
 90 Days or more deliquent loans                                     4,217            8,310    (4,093)           -49%
 Annualized net chargeoffs to average loans                           0.25%            0.24%        -              4%
 Non-performing assets to total assets                                0.16%            0.63%        -            -75%
 90 Days or more deliquent loans to total loans                       0.62%            1.50%        -            -59%
 Allowance for loan losses to total loans                             1.37%            1.54%        -            -11%


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

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

                                                                   For the nine months ended September 30,
                                                                       2004           2003       $ Change     % Change
                                                            --------------------------------------------------------
Summary of Earnings:
 Net interest income                                             $   31,210     $   25,083         6,127          24%
 Provision for loan losses                                            1,481          2,107          (626)        -30%
 Noninterest income                                                  14,117         16,459        (2,342)        -14%
 Noninterest expense                                                 37,920         34,306         3,614          11%
 Income before income taxes                                           5,926          5,129           797          16%
 Income tax expense                                                   1,671          1,244           427          34%
 Net income                                                           4,255          3,885           370          10%

Profitability and Productivity:
 Return on average assets                                              0.52%          0.57%            -         -10%
 Return on average equity                                              9.53%          9.65%            -          -1%
 Net interest margin                                                   4.03%          3.93%            -           2%
 Net overhead ratio                                                    2.94%          2.76%            -           7%
 Efficiency ratio                                                     84.48%         84.47%            -           0%
 Mortgage loan production                                           654,816        936,682      (281,866)        -30%
 Average deposits per branch                                         35,323         33,780         1,543           5%

Per Share Data:
 Basic earnings per share                                        $     0.74     $     0.72          0.02           3%
 Diluted earnings per share                                      $     0.67     $     0.66          0.01           2%
 Book value per share                                            $    10.79     $    10.11          0.68           7%
 Number of shares outstanding                                     5,792,802      5,413,540       379,262           7%
 Average basic number of shares                                   5,743,241      5,401,951       341,290           6%
 Average diluted number of shares                                 6,338,495      5,891,999       446,496           8%

Summary of Financial Condition:
 At Period End:
 Assets                                                          $1,196,289     $1,021,693       174,596          17%
 Investment Securities                                              334,354        168,851       165,503          98%
 Loanss                                                             677,067        553,668       123,399          22%
 Deposits                                                           812,440        743,160        69,280           9%
 Borrowings and repurchase agreements                               268,184        149,911       118,273          79%
 Stockholders' equity                                                62,502         54,731         7,771          14%

 Average for the period:
 Assets                                                          $1,100,333     $  909,778       190,555          21%
 Investment Securities                                              312,993        123,805       189,188         153%
 Loans                                                              635,982        543,549        92,433          17%
 Deposits                                                           784,749        702,983        81,766          12%
 Borrowings                                                         252,189        149,309       102,880          69%
 Stockholders' equity                                                59,653         53,847         5,806          11%

Capital Ratios:
 Leverage                                                               7.2%           7.3%            -          -1%
 Tier 1 Capital to risk weighted assets                                 9.7%          10.1%            -          -4%

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

 Total Capital to risk weighted assets                                 13.8%          18.4%            -         -25%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                                                         873            770           103          13%
 Non-performing assets                                                1,881          6,430        (4,549)        -71%
 90 Days or more deliquent loans                                      4,217          8,310        (4,093)        -49%
 Annualized net chargeoffs to average loans                            0.18%          0.19%            -          -3%
 Non-performing assets to total assets                                 0.16%          0.63%            -         -75%
 90 Days or more deliquent loans to total loans                        0.62%          1.50%            -         -59%
 Allowance for loan losses to total loans                              1.37%          1.54%            -         -11%

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
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

                                                                               As of September 30,
                                                                        2004          2003 $ Change     % Change

Assets:
 Cash and due from banks                                        $    30,852   $    30,396        456          2%
 Interest-bearing deposits                                           31,226       148,820   (117,594)       -79%
 Available-for-sale investment securities, at fair value            334,354       168,851    165,503         98%
 Loans held for sale                                                 58,920        73,761    (14,841)       -20%
 Loans receivable                                                   677,067       553,668    123,399         22%
 Allowance for loan losses                                           (9,300)       (8,525)      (775)         9%
                                                                -------------------------------------
 Loans,net                                                          667,767       545,143    122,624         22%
 Other real estate owned                                                 45         1,832     (1,787)       -98%
 Restricted stock investments, at cost                                9,215         4,540      4,675        103%
 Property and equipment                                              17,389        17,895       (506)        -3%
 Accrued interest receivable                                          5,948         4,826      1,122         23%
 Deferred income taxes                                                3,199         1,954      1,245         64%
 Bank Owned Life Insurance                                           26,062        14,898     11,164         75%
 Prepaid expenses and other assets                                   11,312         8,777      2,535         29%
                                                                ------------------------------------
Total Assets                                                    $ 1,196,289   $ 1,021,693    174,596         17%
                                                                ====================================
Liabilities and Stockholders' Equity:
Liabilities:
 Deposits                                                       $   812,440   $   743,160     69,280          9%
 Borrowings                                                         243,184       124,911    118,273         95%
 Repurchase agreements                                               25,000        25,000          -          0%
 Junior subordinated deferrable interest debentures                  47,939        70,050    (22,111)       -32%
 Accrued expenses and other liabilities                               5,224         3,841      1,383         36%
                                                                ------------------------------------
Total Liabilities                                                 1,133,787       966,962    166,825         17%

Stockholders' Equity
 Common Stock                                                           290           271         19          7%
 Additional paid-in-capital                                          51,484        48,159      3,325          7%
 Retained earnings                                                   10,517         4,839      5,678        117%
 Accumulated other comprehensive income                                 211         1,462     (1,251)       -86%
                                                                -------------------------------------
Total Stockholders Equity                                            62,502        54,731      7,771         14%
                                                                -------------------------------------
Total Liabilities and Stockholders' Equity                      $ 1,196,289   $ 1,021,693    174,596         17%
                                                                =====================================

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
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)                                            For the three months         For the nine months
                                                                  ended September 30,          ended September 30,
                                                                       2004         2003           2004        2003
                                                            -------------------------------------------------------
Interest Income:
 Investments and interest-bearing deposits                      $     3,659    $    1,807   $   10,088   $   5,378
 Loans                                                               13,204        12,353       37,614      35,727
                                                            --------------------------------------------------------
Total Interest Income                                                16,863        14,160       47,702      41,105
                                                            --------------------------------------------------------
Interest Expense:
 Deposits                                                             3,203         3,520        9,452      10,160
 Borrowings and repurchase agreements                                 2,598         2,141        7,040       5,862
                                                            --------------------------------------------------------
Total Interest Expense                                                5,801         5,661       16,492      16,022

Net Interest Income Before Provision for Loan Losses                 11,062         8,499       31,210      25,083

Provision for Loan Losses                                               692           655        1,481       2,107
                                                            --------------------------------------------------------

Net Interest Income After Provision for Loan Losses                  10,370         7,844       29,729      22,976

Noninterest Income:
 Service fees on deposits                                             1,781         1,758        5,022       4,961
 ATM Fees                                                               737           646        2,080       1,899
 Gains on sales of mortgage loans                                       762         2,053        2,457       4,687
 Other mortgage banking revenue                                         289           482        1,131       1,423
 Gains on sales of investment securities                                100           741          440         930
 Gains on sales of non-deposit investment products                      152           211          569         567
 Income from bank owned life insurance                                  282           182          797         552
 Other                                                                  620           441        1,621       1,440
                                                            --------------------------------------------------------
Total Noninterest Income                                              4,723         6,514       14,117      16,459

Noninterest Expense:
 Salaries and employee benefits                                       6,817         5,811       19,769      16,664
 Net occupancy                                                        1,585         1,460        4,610       4,245
 Furniture, fixtures and equipment                                      790           719        2,255       2,115
 Advertising                                                            336           274        1,013         859
 Data Processing                                                        513           535        1,558       1,521
 Professional services                                                  160           157          589         696
 Other                                                                2,671         3,913        8,126       8,206
                                                            --------------------------------------------------------
Total Noninterest Expense                                            12,872        12,869       37,920      34,306

Income Before Income Taxes                                            2,221         1,489        5,926       5,129

Income Tax Expense                                                      646            87        1,671       1,244
                                                            --------------------------------------------------------
Net Income                                                      $     1,575    $    1,402   $    4,255   $   3,885
                                                            ========================================================

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

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
                                                                     For the three months ended September 30,
                                                                           2004                    2003
                                                                          Average      Yield/     Average   Yield/
                                                                          Balance        Rate     Balance    Rate
                                                            --------------------------------------------------------
Assets:
 Loans
 Commercial Loans and LOC                                       $    68,089           5.65%       $  65,132   6.04%
 Comm/Res Construction                                               50,825           7.66%          35,186   7.24%
 Commercial Mortgages                                               260,212           6.78%         218,992   7.01%
 Residential Constr - Cons                                          125,807           7.32%         120,222   7.45%
 Residential Mortgages                                               42,334           6.41%          37,284   7.50%
 Consumer                                                           108,729          11.00%          76,546  10.50%
                                                            --------------------                  ----------
 Total Loans                                                        655,996           7.51%         553,361   7.52%

 Loans held for sale                                                 50,601           5.32%         143,376   4.96%
 Available for sale securities, at fair value                       337,035           4.21%         143,762   4.59%
 Interest bearing deposits                                           14,551           0.97%          57,627   0.88%
 Restricted stock investments, at cost                                8,275           3.48%           3,273   2.99%
                                                            --------------------                  ----------
 Total earning assets                                             1,066,458           6.24%         901,399   6.21%

 Allowance for loan losses                                           (9,096)                         (8,358)
 Cash and other non earning assets                                   94,334                          81,779
                                                            --------------------                  ----------

Total Assets                                                    $ 1,151,696                       $  974,820
                                                            ====================                  ==========

Liabilities and Stockholders' Equity:
 Interest bearing deposits
 NOW deposits                                                        65,168            0.27%          60,910  0.52%
 Savings deposits                                                    68,307            0.31%          57,819  0.60%
 Money market deposits                                              146,730            0.80%         149,846  1.02%
 Time deposits                                                      373,638            2.99%         350,299  3.36%
                                                            --------------------                  ----------
 Total interest bearing deposits                                    653,843            1.95%         618,874  2.26%

 Borrowings                                                         287,359            3.60%         170,997  4.96%
                                                            --------------------                  ----------
 Total interest bearing liabilities                                 941,202            2.45%         789,871  2.84%

 Noninterest bearing demand deposits                                145,362                          127,830
 Other liabilities                                                    3,858                            3,438
 Stockholders' Equity                                                61,274                           53,681
                                                            --------------------                  ----------
Total Liabilities and Stockholders' Equity                      $ 1,151,696                       $  974,820
                                                            ====================                  ==========

Net Interest Spread                                                                    3.79%                  3.36%

Net Interest Margin                                                                    4.08%                  3.72%

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

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CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

                                                                     For the nine months ended September 30,
                                                                           2004                       2003
                                                                          Average      Yield/       Average   Yield/
                                                                          Balance        Rate       Balance     Rate
Assets:
 Loans
 Commercial Loans and LOC                                        $   73,976          5.80%       $  64,234    6.34%
 Comm/Res Construction                                               49,030          7.33%          34,744    6.96%
 Commercial Mortgages                                               251,309          6.89%         211,771    7.26%
 Residential Constr - Cons                                          120,721          7.24%         121,816    7.77%
 Residential Mortgages                                               41,254          6.71%          40,876    7.71%
 Consumer                                                            99,692         10.78%          70,106   10.35%
                                                                 -------------                   ---------
 Total Loans                                                        635,982          7.46%         543,549    7.68%

 Loans held for sale                                                 45,131          4.97%         112,221    5.03%
 Available for sale securities, at fair value                       312,993          4.16%         123,805    5.17%
 Interest bearing deposits                                           20,248          0.96%          57,754    1.05%
 Restricted stock investments, at cost                                6,951          3.46%           3,387    3.87%

 Total earning assets                                             1,021,305          6.18%         840,716    6.48%

 Allowance for loan losses                                           (8,893)                        (7,799)
 Cash and other non earning assets                                   87,921                         76,861
                                                                 -------------                   ----------
Total Assets                                                     $1,100,333                      $ 909,778
                                                                 =============                   ==========
Liabilities and Stockholders' Equity:
 Interest bearing deposits
 NOW deposits                                                        63,718          0.35%          60,932    0.53%
 Savings deposits                                                    66,424          0.37%          54,036    0.69%
 Money market deposits                                              150,090          0.80%         148,120    1.03%
 Time deposits                                                      365,466          3.00%         323,443    3.51%
                                                                 -------------                   ----------
 Total interest bearing deposits                                    645,698          1.96%         586,531    2.32%

 Borrowings                                                         252,189          3.73%         149,309    5.26%
                                                                 -------------                   ----------
 Total interest bearing liabilities                                 897,887          2.45%         735,840    2.91%

 Noninterest bearing demand deposits                                139,051                        116,452
 Other liabilities                                                    3,742                          3,639
 Stockholders' Equity                                                59,653                         53,847
                                                                 -------------                   ----------
Total Liabilities and Stockholders' Equity                       $1,100,333                      $ 909,778
                                                                 =============                   ==========
Net Interest Spread                                                                  3.73%                    3.57%

Net Interest Margin                                                                  4.03%                    3.93%
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